UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 10, 2025, Spero Therapeutics, Inc. (the “Company”) issued a press release providing a corporate update, along with an updated investor presentation (each described below). In its press release, the Company disclosed that it had estimated cash and cash equivalents of approximately $52.9 million (unaudited) as of December 31, 2024. The Company estimates that its existing cash and cash equivalents, together with earned and non-contingent development milestone payments from GSK, as well as other non-dilutive funding commitments, will be sufficient to fund its operating expenses and capital expenditures into mid-2026.

The estimated cash and cash equivalents as of December 31, 2024 are preliminary and may change, and are based on information available to management as of the date of this Current Report on Form 8-K (“Report”) and are subject to completion by management of the financial statements as of and for the year ended December 31, 2024. There can be no assurance that the Company’s cash and cash equivalents as of December 31, 2024 will not differ from these estimates and any such changes could be material. The preliminary financial data included in this Report has been prepared by and is the responsibility of the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Complete quarterly results will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The information in this Item 2.02 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed below in Item 8.01 under the caption “Interim Leadership Changes” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosures.

On January 10, 2025, the Company updated its investor presentation (the “Investor Presentation”), which management intends to use from time to time in general corporate communications, investor communications and conferences. A copy of the Investor Presentation is attached and furnished hereto as Exhibit 99.1 and is also available on the “Investor Relations” portion of the Company’s website. The Investor Presentation is current as of January 10, 2025, and the Company disclaims any obligation to update the Investor Presentation after such date. Also on January 10, 2025, the Company issued a press release providing a corporate update, which is attached as Exhibit 99.2 to this Report.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

SEC Investigation

On January 9, 2025, the Company responded to a “Wells Notice” from the staff of the Boston Regional Office (“Staff”) of the U.S. Securities and Exchange Commission (the “SEC”) regarding its preliminary determination to recommend a civil enforcement action or administrative proceeding against the Company, its former Chief Executive Officer and current Chairman of the Board of Directors, Ankit Mahadevia, M.D. (“Dr. Mahadevia”), and its former Chief Financial Officer and current President and Chief Executive Officer, Satyavrat “Sath” Shukla (“Mr. Shukla”), relating to certain public disclosures by the Company from March 31, 2022 leading up to the Company’s announcement on May 3, 2022 that it had determined to cease commercialization of tebipenem HBr based on feedback from the U.S. Food and Drug Administration, and whether the Company’s disclosures may have violated the federal securities laws (the “Investigation”).

Specifically, the contemplated civil enforcement action, if approved by the Commissioners, could include allegations that the Company violated Section 17(a) of the Securities Act and Sections 10(b) and 13(a) of the Exchange Act and Rules 10b-5, 12b-20, and 13a-1 thereunder; and could allege against Dr. Mahadevia and Mr. Shukla violations of Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rules 10b-5 and 13a-14 thereunder.

The Company, Dr. Mahadevia and Mr. Shukla are cooperating with the SEC, and they maintain that the Company’s disclosures were appropriate. The Company’s Board of Directors (the “Board”) believes that the Company, Dr. Mahadevia and Mr. Shukla acted in good faith and consistent with their duties and obligations. The Company, Dr. Mahadevia and Mr. Shukla intend to pursue the Wells Notice process and vigorously defend against this matter, including by submitting a formal response to the SEC explaining their views and engaging in further dialogue with the Staff.

Wells Notice

A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law, but is a preliminary determination by the Staff to recommend to the Commissioners that a civil enforcement action or administrative proceeding be brought against the recipients. It provides the recipients the opportunity to address in a non-public forum the issues raised by the Staff before a recommendation is made to the SEC regarding an enforcement action. If the SEC were to authorize an action against the Company and/or any of the identified individuals, it may seek an injunction or cease-and-desist order against future violations of provisions of the federal securities laws, the imposition of civil monetary penalties, disgorgement or other equitable relief within the SEC’s authority, or any combination of the foregoing. The SEC could also seek an order barring each identified individual from serving as an officer or director of a public company for a specified period of time.

The results of the Investigation and the Wells Notice process and any corresponding enforcement action against the Company and/or any of the identified individuals, and the costs, timing and other potential consequences of responding and complying therewith are unknown at this time.

Interim Leadership Changes

Pending the resolution of the Investigation, on January 7, 2025, the independent directors of the Board approved the following actions as a matter of corporate governance best practices and to enable the Company to maintain focus on pursuing its business objectives:

•

The Board has appointed director Frank Thomas to serve as the Chairman of the Board, stepping in for Dr. Mahadevia, who continues to serve as a member of the Board for the duration of his directorship term.

•

Mr. Shukla has agreed to a paid administrative leave from his role as the Company’s President and Chief Executive Officer, pending resolution of the Investigation. During such leave, Mr. Shukla will remain an employee of the Company, and will continue to serve as a member of the Board for the duration of his directorship term. For more information, see the Interim Period Agreement, dated January 10, 2025, between the Company and Mr. Shukla, which is filed as Exhibit 10.1 hereto.

•

The Board has appointed Esther Rajavelu, the Company’s current Chief Financial Officer, Chief Business Officer and Treasurer, to serve as Interim President and Chief Executive Officer during the term of Mr. Shukla’s administrative leave. For more information, see the Interim Period Agreement, dated January 10, 2025, between the Company and Esther Rajavelu (“Ms. Rajavelu”), which is filed as Exhibit 10.2 hereto.

Biographical information for Ms. Rajavelu can be found under the caption “Management and Corporate Governance Matters – Executive Officers” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2024, and is incorporated herein by reference.

The terms of Ms. Rajavelu’s existing employment arrangement with the Company will be amended to provide that she will receive additional cash compensation of $20,000 per month while she serves as the Interim President and Chief Executive Officer.

There are no arrangements or understandings between Ms. Rajavelu and any other person related to her appointment as Interim President and Chief Executive Officer. There is no family relationship between Ms. Rajavelu and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Ms. Rajavelu that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1+	Interim Period Agreement, dated January 10, 2025, between the Company and Mr. Shukla.

10.2+	Interim Period Agreement, dated January 10, 2025, between the Company and Ms. Rajavelu.

99.1	Investor Presentation of Spero Therapeutics, Inc., dated January 10, 2025.

99.2	Press Release of Spero Therapeutics, Inc., dated January 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025	SPERO THERAPEUTICS, INC.

	By:	/s/ Esther Rajavelu
Esther Rajavelu
Interim President and Chief Executive Officer

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